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                                  EXHIBIT 11.1

                              IRONSTONE GROUP, INC.
              COMPUTATION OF EARNINGS PER SHARE - BASIC AND DILUTED

                     YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                              1998              1997
                                                                              ----              ----
Net income (loss) available to common shareholders                         $(1,531,845)      $  (574,492)
                                                                           ===========       ===========
Average outstanding common and equivalent shares -- basic                    1,487,870         1,487,870
                                                                           ===========       ===========
Average outstanding common and equivalent shares -- diluted                  1,487,870         1,487,870
                                                                           ===========       ===========
Net income (loss) per common and equivalent share -- basic and diluted     $     (1.03)      $     (0.39)
                                                                           ===========       ===========